UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of

The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):

February 24, 2005

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Office)	(Zip Code)

(Registrant’s telephone number, including area code)

(408) 570-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 24, 2005, BEA Systems, Inc. (the “Company”) named Mark Dentinger as Executive Vice President and Chief Financial Officer, replacing William Klein who resigned as Executive Vice President and Chief Financial Officer to become Executive Vice President of Business Planning and Development.

Mr. Dentinger, 46, joined BEA in February 1999 as Vice President of Corporate Finance, and was subsequently promoted to Vice President Finance for BEA’s Worldwide Services Division and Senior Vice President Finance, Corporate Controller and Principal Accounting Officer. Prior to joining BEA, Mr. Dentinger spent 6 years at Compaq in various finance roles including division controller and division director of finance. Prior to Compaq, Mark had a 10-year career in public accounting and was a Senior Manager for Ernst & Young. He is a CPA, received his Bachelor of Science in Economics from St. Mary’s College of California and his Masters in Business Administration from the University of California, Berkeley.

The Company and Mr. Dentinger entered into an employment continuation agreement dated February 24, 2005 (the “Continuation Agreement”). The Continuation Agreement provides for the continuation of Mr. Dentinger’s employment for one year after a change of control of the Company. In the event of a change of control (as defined in the Continuation Agreement) of the Company, should Mr. Dentinger’s employment with the Company be involuntarily terminated or his position with the Company be changed within the year after such event, Mr. Dentinger will be entitled to receive two years of compensation, benefits for two years, and acceleration of vesting of unvested stock options and to exercise all stock options for the full remaining term of such options. In addition, in the event the party effectuating the change in control does not agree to assume any stock option, or similar equity-based award, held by Mr. Dentinger, then all such options and awards that are unvested shall vest in full. In the event Mr. Dentinger’s employment is terminated by the Company for cause (as defined in the Continuation Agreement), he shall be entitled to a lump sum cash payment of compensation to the date of such termination calculated in accordance with the terms of the Continuation Agreement.

A copy of the Company’s press release announcing these events is attached hereto as Exhibit 99.1. A copy of the Continuation Agreement is attached herein as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit	Description
99.1	Press Released dated February 24, 2005.

99.2	Employment Agreement between the Registrant and Mark Dentinger dated February 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Mark Dentinger
Mark Dentinger
Executive Vice President and Chief Financial Officer

Date: February 24, 2005